Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279482

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED MAY 17, 2024

The Progressive Corporation

$500,000,000 4.60% Senior Notes due 2031

$1,000,000,000 5.15% Senior Notes due 2036

We are offering $500 million aggregate principal amount of 4.60% Senior Notes due 2031 (the “2031 notes”) and $1 billion aggregate principal amount of 5.15% Senior Notes due 2036 (the “2036 notes”) (collectively, the “notes”). The 2031 notes will bear interest at a rate of 4.60% per annum and the 2036 notes will bear interest at a rate of 5.15% per annum. Interest on the notes will be payable semi-annually on March 26 and September 26 of each year, commencing on September 26, 2026. The 2031 notes will mature on March 26, 2031 and the 2036 notes will mature on March 26, 2036. We have the option to redeem all or a portion of either series of the notes at the redemption prices discussed under the caption “Description of Notes—Optional Redemption” in this prospectus supplement.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness. The notes will be senior to any future subordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness we may incur in the future to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange.

Investing in the notes involves risks. See the sections entitled “Risk Factors” at Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and in this prospectus supplement beginning on page S-8.

	Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to Progressive
Per 2031 note	99.987%	0.350%	99.637%
2031 notes total	$499,935,000	$1,750,000	$498,185,000
Per 2036 note	99.676%	0.450%	99.226%
2036 total	$996,760,000	$4,500,000	$992,260,000

Total	$1,496,695,000	$6,250,000	$1,490,445,000

(1)	Plus accrued interest, if any, from March 26, 2026, if settlement occurs after such date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to distribute the notes in book-entry form through the facilities of The Depository Trust Company for the benefit of its direct and indirect participants on or about March 26, 2026.

JOINT BOOKRUNNERS

Goldman Sachs & Co. LLC	TD Securities

CO-MANAGERS

PNC Capital Markets LLC	Ramirez & Co., Inc.

The date of this prospectus supplement is March 23, 2026.

We have not, and the underwriters have not, authorized anyone to provide any information other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document.

This document is in two parts. The first part is the prospectus supplement, which describes our business and the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “Progressive,” the “company,” “we,” “us,” or “our” in this prospectus supplement, we mean The Progressive Corporation, and not any of its subsidiaries or affiliates, unless we state or the context implies otherwise.

FORWARD-LOOKING STATEMENTS

In this section, when we use the terms “we” or “our,” we mean The Progressive Corporation and its subsidiaries and affiliates, on a consolidated basis, unless we state or the context implies otherwise.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this prospectus and the documents incorporated by reference in this prospectus that are not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” “goal,” “anticipate,” “will,” “could,” “likely,” “may,” “should,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are not guarantees of future performance, are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to:

•	our ability to underwrite and price risks accurately and to charge adequate rates to policyholders;

•	our ability to establish accurate loss reserves;

•	the impact of severe weather, other catastrophe events, and climate change;

•	the effectiveness of our reinsurance programs and the continued availability of reinsurance and performance by reinsurers;

•	the secure and uninterrupted operation of the systems, facilities, and business functions and the operation of various third-party systems that are critical to our business;

•	the impacts of a security breach or other attack involving our technology systems or the systems of one or more of our vendors;

•	our ability to maintain a recognized and trusted brand and reputation;

•	whether we innovate effectively and respond to our competitors’ initiatives;

•	whether we effectively manage complexity as we develop and deliver products and customer experiences;

•	the highly competitive nature of property-casualty insurance markets;

•	whether we adjust claims accurately;

•	compliance with complex and changing laws and regulations;

•	the impact of misconduct or fraudulent acts by employees, agents, and third parties to our business and/or exposure to regulatory assessments;

•	our ability to attract, develop, and retain talent and maintain appropriate staffing levels;

•	litigation challenging our business practices, and those of our competitors and other companies;

•	the success of our business strategy and efforts to acquire or develop new products or enter into new areas of business and our ability to navigate the related risks;

•	how intellectual property rights affect our competitiveness and our business operations;

•	the success of our development and use of new technology and our ability to navigate the related risks;

•	the performance of our fixed-income and equity investment portfolios;

•	the impact on our investment returns and strategies from regulations and societal pressures relating to sustainability and other public policy matters;

•	our continued ability to access our cash accounts and/or convert investments into cash on favorable terms;

•	the impact if one or more parties with which we enter into significant contracts or transact business fail to perform;

•	legal restrictions on our insurance subsidiaries’ ability to pay dividends to The Progressive Corporation;

•	our ability to obtain capital when necessary to support our business, our financial condition, and potential growth;

•	evaluations and ratings by credit rating and other rating agencies;

•	the variable nature of our common share dividend policy;

•	whether our investments in certain tax-advantaged projects generate the anticipated returns;

•	the impact from not managing to short-term earnings expectations in light of our goal to maximize the long-term value of the enterprise;

•	the impacts of epidemics, pandemics, or other widespread health risks; and

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other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission (the “SEC”), including, without limitation, the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025.

Any forward-looking statements are made only as of the date presented. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

In addition, investors should be aware that accounting principles generally accepted in the United States (“GAAP”) prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this website is www.sec.gov.

We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.progressive.com. The information contained on our website is not incorporated by reference into this document.

Our common shares are traded on the New York Stock Exchange under the symbol “PGR.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference into this prospectus information in other documents that we file with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. Information furnished under the applicable items in our Current Reports on Form 8-K is not incorporated by reference, unless specifically stated in a prospectus supplement. The following documents, filed with the SEC by us, are incorporated by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-09518), filed with the SEC on March 2, 2026;

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Our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders, filed with the SEC on March  23, 2026 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	Our Current Report on Form 8-K (File No. 001-09518), filed with the SEC on January 28, 2026, only to the extent filed and not furnished; and

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Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference (including any exhibits that are specifically incorporated by reference into the requested document). Requests for such documents should be directed to: Investor Relations, The Progressive Corporation, 300 North Commons Blvd., Box W94, Mayfield Village, Ohio 44143, or call: (440) 395-2222.

SUMMARY

The following is a summary of the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. You should read this prospectus supplement and the accompanying prospectus in their entirety and the documents we have referred you to, including those incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing discussed under “Risk Factors,” before investing in the notes. In the subsection below entitled “The Progressive Corporation,” when we use the terms “Progressive,” the “company,” “we,” “us,” or “our,” we mean The Progressive Corporation and its subsidiaries and affiliates, on a consolidated basis, unless we state or the context implies otherwise.

The Progressive Corporation

The Progressive Corporation, an insurance holding company, has insurance and non-insurance subsidiaries and affiliates. Our insurance subsidiaries write personal and commercial auto insurance, personal residential property insurance, and insurance for motorcycles, watercraft, and other recreational vehicles. We also offer business-related general liability and commercial property insurance predominantly for small businesses, workers’ compensation insurance primarily for the transportation industry, and other specialty property-casualty insurance and provide related services. Our non-insurance subsidiaries generally support our insurance and investment operations. We operate throughout the United States.

Our auto insurance products protect our customers against losses due to physical damage to their motor vehicles, uninsured motorist/underinsured motorist bodily injury, and liability to others for personal injury or property damage arising out of the use of those vehicles. Our property insurance products protect our customers against losses due to damages to their structure or possessions within the structure, as well as liability for accidents occurring in the structure or on the property. We operate our businesses throughout the United States, through both the independent agency and direct channels. We report two operating segments:

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Our Personal Lines operating segment writes insurance for personal autos and special lines products (e.g., recreational vehicles, such as motorcycles, RVs, and watercraft), collectively referred to as our personal vehicle business, and personal residential property insurance for homeowners and renters. The Personal Lines products are sold through the agency and direct channels. The personal auto agency business includes business written by more than 40,000 independent insurance agencies that represent Progressive throughout the United States, as well as brokerages in New York and California. The agency personal vehicle business also writes insurance through strategic alliance business relationships (including other insurance companies, financial institutions, and national agencies). Our personal property business is primarily written through the independent agency channel and through select agents under our Platinum program as part of our Destination Era strategy. The direct personal vehicle business includes business written directly by us online or by phone. Our direct personal property business is written by us over the phone and through HomeQuote Explorer® (HQX), our multi-carrier, direct-to-consumers online personal property offering.

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The Commercial Lines operating segment writes auto-related liability and physical damage insurance, business-related general liability and commercial property insurance predominantly for small businesses, and workers’ compensation insurance primarily for the transportation industry. Our core commercial auto business (which excludes transportation network company (TNC) business and our Progressive Fleet & Specialty Programs (Fleet & Specialty) products) operates in the following commercial auto business market targets: for-hire specialty, for-hire transportation, tow, contractor, and business auto. In addition, in this segment, we provide commercial auto coverage in the TNC business, offer workers’ compensation insurance tailored for the transportation industry and act as agent for business customers to place business owners’ policy insurance (general liability and professional liability) and other coverages through unaffiliated carriers.

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Our reinsurance activity includes both transactions which are regulated and those that are non-regulated. The regulated programs include several mandatory state pools, such as the Michigan Catastrophic Claims Association, Florida Hurricane Catastrophe Fund, and North Carolina Reinsurance Facility, as well as the government-backed National Flood Insurance Program and other reinsurance facilities required by specific states for various lines of business. All of these programs are governed by the federal government or an individual state’s insurance regulations. Our non-regulated transactions represent voluntary external reinsurance arrangements related to portions of our personal property and Commercial Lines businesses.

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Our service businesses primarily include our commission- or fee-based businesses, where we often act as an agent for other insurance companies. We offer home, condominium, and renters insurance, among other products, written by affiliated and unaffiliated insurance companies in almost all states in the direct channel. We also offer our customers the ability to package their commercial auto coverage with other commercial coverages that are written by unaffiliated insurance companies. We receive commissions for the policies written under this program and allocate marketing and other servicing costs associated with maintaining these programs.

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Our employees handle nearly all of our Personal Lines vehicle and Commercial Lines claims from either physical claims offices throughout the United States or through a virtual environment, and are supported by centralized functions at our corporate offices and a nationwide network of about 4,700 third-party repair shops. For our Personal Lines property business, we manage claims through a network of independent claim field adjusters and employee claim representatives who manage the overall claims process.

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Our investment group employs what management believes is a conservative approach to investment and capital management intended to ensure that we have sufficient capital to support all of the insurance that we can profitably write and to contribute to our comprehensive income.

Progressive’s insurance businesses operate in a highly regulated environment. Our insurance subsidiaries are subject to regulation and supervision by insurance departments of the jurisdictions in which they are domiciled or licensed to transact business. We also have subsidiaries that write excess and surplus lines, which are regulated in a different fashion that generally offers additional product flexibility. Each jurisdiction has a unique and complex set of laws and regulations. State insurance departments have broad regulatory powers relating to, among other things: licensing of insurers and agents, capital and surplus requirements, restrictions on marketing, premium levels, premium changes, policy forms and required coverages, requirements for establishing insurance reserves, policy cancellations and non-renewals, prescribing statutory accounting principles specific to insurance companies and the content of required financial and other reports, the type and amount of investments permitted, acquisitions of insurers and transactions between insurers and their affiliates, limitations on rates of return or excess profitability, rating criteria, insolvencies of insurance companies, assigned risk programs, authority to exit a business, underwriting standards, and claims handling. In addition, insurance statutes or regulations in many states limit the extent to which insurance companies may pay dividends and transfer assets to their affiliates (including a parent company) and either prohibit, or require prior regulatory approval for, the payment of dividends and other distributions in excess of such limits.

Our principal executive offices are located at 300 North Commons Blvd., Mayfield Village, Ohio 44143 and our phone number is (440) 461-5000. Additional information about The Progressive Corporation and its subsidiaries can be found in our documents filed with the SEC that are incorporated in this prospectus by reference, as provided under “Where You Can Find More Information.” Our website is www.progressive.com. Information on our website does not constitute part of this prospectus supplement.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of Notes” in this prospectus supplement.

Issuer	The Progressive Corporation, an Ohio corporation

Notes Offered	$500 million in aggregate principal amount of our 4.60% Senior Notes due 2031.
$1 billion in aggregate principal amount of our 5.15% Senior Notes due 2036.

Maturity Date	The 2031 notes will mature on March 26, 2031.
The 2036 notes will mature on March 26, 2036.

Interest Rate and Payment Dates	Interest on the 2031 notes will accrue at the rate of 4.60% per annum.
Interest on the 2036 notes will accrue at the rate of 5.15% per annum.

We will pay interest on the notes semiannually in cash in arrears on each March 26 and September 26, commencing on September 26, 2026. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption	Prior to the applicable Par Call Date (as defined herein), we may redeem the notes of either series at our option, in whole or in part, at any time and from time to time at the redemption prices described under “Description of Notes—Optional Redemption” in this prospectus supplement.

On or after the applicable Par Call Date, we may redeem the notes of either series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Ranking	The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to any of our future subordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of December 31, 2025, Progressive had approximately $6.9 billion of senior unsecured debt and no secured debt outstanding. As of December 31, 2025, our subsidiaries had approximately $85.8 billion of liabilities (including unearned premiums, loss and loss adjustment expense reserves, accounts payable, accrued expenses and other liabilities, but excluding intercompany liabilities and debt) to which the notes would have ranked structurally subordinate. Neither Progressive nor any of our subsidiaries has incurred additional external borrowings since that date.

Certain Covenants	We will issue the notes under an Indenture dated as of September 12, 2018, as supplemented from time to time, between us and U.S. Bank Trust Company, National Association, as trustee, as successor in interest to U.S. Bank National Association. The indenture governing the notes will, among other things, restrict our ability to:

•	incur certain liens; and

•	sell all or substantially all of our assets or merge with or into other companies, in each case, until certain conditions are satisfied.

These covenants are subject to a number of important qualifications and limitations. For more details, see the section entitled “Description of Notes—Certain Covenants,” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $1,487 million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes.

No Public Trading Market	We do not intend to list the notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. There can be no assurance that an active trading market will develop for the notes.

Risk Factors	See the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Trustee and Paying Agent	U.S. Bank Trust Company, National Association

Governing Law	The notes will be, and the indenture under which they will be issued is, governed by New York law.

RISK FACTORS

The notes offered by this prospectus supplement and the accompanying prospectus may involve a high degree of risk. You should carefully read the following risk factors and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, in addition to the other information set forth in this prospectus supplement and the accompanying prospectus, before making an investment in the notes.

Risks Related to this Offering of Notes

Any inability of our subsidiaries to pay dividends to us in sufficient amounts could negatively impact our ability to meet our obligations under the notes.

We are a holding company with no business operations of our own, and our principal assets are the capital stock of our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay interest and principal on outstanding debt obligations, dividends and other distributions to shareholders, as well as holding company expenses, and to repurchase our outstanding securities. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, their earnings and regulatory restrictions.

We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. These regulations generally provide that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments to affiliates from insurance subsidiaries, and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our domestic insurance subsidiaries are domiciled in Florida, Illinois, Indiana, Louisiana, Michigan, New Jersey, New York, Ohio, Texas and Wisconsin. In addition, California and Florida treat certain of our subsidiaries as domestic insurers for certain purposes under their respective “commercial domicile” laws. We also have subsidiaries that write excess and surplus lines, which are regulated in a different fashion that generally offers additional product flexibility. These activities do not require a license but are regulated. The applicable insurance regulatory restrictions include specific limitations on the maximum amount of dividends available to be paid by our insurance subsidiaries without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends also is restricted by: regulations that set standards of solvency that must be met and maintained; the nature of and limitation on the investments that may be made by our regulated subsidiaries; the nature of and limitations on dividends to policyholders and shareholders; and the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business.

Any inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service and other obligations and other cash requirements could negatively impact our ability to meet our obligations under the notes.

The notes will be structurally subordinated to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Except to the extent that we are a creditor with recognized claims against one of our subsidiaries, claims of the subsidiary’s creditors, including policyholders, have priority with respect to the assets and earnings of that subsidiary over the claims of our creditors, including holders of the notes. If any of our subsidiaries should become insolvent, liquidate or otherwise reorganize, our creditors, including holders of the notes, and our shareholders will have no right to proceed against the assets of that subsidiary or to cause the liquidation, bankruptcy or winding-up of the subsidiary under applicable laws. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary that we might apply to make payments of principal and interest on the notes or other indebtedness.

Accordingly, the payments on our notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of December 31, 2025, our subsidiaries had approximately $85.8 billion of liabilities (including unearned premiums, loss and loss adjustment expense reserves, accounts payable, accrued expenses and other liabilities, but excluding intercompany liabilities and debt) to which the notes would have ranked structurally subordinate. Our subsidiaries had no external indebtedness as of December 31, 2025, and none of our subsidiaries has incurred external borrowings since that date.

The notes will be unsecured and rank effectively subordinate to the claims of secured creditors, if any, to the extent of the value of the collateral securing those claims.

As of December 31, 2025, we had no secured indebtedness, and we have incurred no secured indebtedness since that date. Holders of any secured indebtedness we may incur in the future will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes and with all of our other unsecured creditors with respect to our unencumbered assets. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full.

Our level of indebtedness could limit cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.

As of December 31, 2025, Progressive’s total senior unsecured debt outstanding was approximately $6.9 billion. Our debt-to-total-capital ratio was 18.5%. After giving effect to the offering, Progressive’s total debt outstanding on December 31, 2025, would have been approximately $8.4 billion and our debt-to-total-capital ratio would have been approximately 21.7%. We have incurred no additional debt since December 31, 2025.

Our level of indebtedness could restrict our operations and make it more difficult for us to satisfy our obligations under the notes. For example, our level of indebtedness could, among other things:

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affect our liquidity by limiting our ability to obtain additional financing for working capital or to support our subsidiaries’ growth, or limit our ability to obtain financing for capital expenditures (including necessary technologies and systems) and acquisitions or make any available financing more costly;

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require us to dedicate all or a substantial portion of our cash flow to service our debt, which would reduce funds available for other business purposes, such as operating expenses, capital expenditures, dividends or acquisitions;

•	limit our flexibility in planning for or reacting to changes in the markets in which our subsidiaries compete;

•	place us at a competitive disadvantage relative to our competitors with less indebtedness;

•	render us more vulnerable to general adverse economic and industry conditions; and

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make it more difficult for us to satisfy our financial obligations, including those relating to the notes. In addition, the indenture governing the notes and the terms of the agreements governing our other outstanding indebtedness contain, or may in the future contain, restrictive covenants that could limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the notes.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our obligations will depend on our and our subsidiaries’ future operating performance, cash flows, and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions and other factors described in the documents incorporated by reference in this prospectus, including those described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt, including the notes;

•	obtain additional financing, which may be on unfavorable terms;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions or take them on satisfactory terms, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including the indenture.

Restrictive covenants in the agreements governing our indebtedness may reduce our operating flexibility.

The indenture governing the notes offered hereby contains various covenants that limit our ability to:

•	incur certain liens; and

•	sell all or substantially all of our assets or merge with or into other companies,

in each case, unless certain conditions are met. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in the economy or our business, conduct operations or otherwise take advantage of business opportunities that may arise.

Our breach of any of these covenants could result in a default under the terms of the relevant indebtedness, which could cause such indebtedness to become immediately due and payable. If we are unable to repay such amount, the lenders could initiate litigation or a bankruptcy or liquidation proceeding, or proceed against any collateral that secures the indebtedness or if they obtain a judgment against us, our other assets. If our lenders accelerate the repayment of borrowings, we may have insufficient assets to repay the notes.

Despite current indebtedness levels, we and certain of our subsidiaries may incur substantially more debt. This incurrence could further exacerbate the risks associated with our leverage.

The terms of the indenture governing the notes do not prohibit us or our subsidiaries from incurring additional indebtedness. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

We may choose to redeem the notes when prevailing interest rates are relatively low.

The notes are redeemable at our option and we may choose to redeem some or all of the notes of either series from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely affect your ability to sell your notes if and at any time after the notes are called for partial or full redemption. See the section entitled “Description of Notes—Optional Redemption” in this prospectus supplement.

There may be no trading market for the notes.

We do not intend to list the notes to be offered under this prospectus supplement on any securities exchange or to seek approval for quotations of the notes through any automated quotation system. There is no established market for the notes and there is a risk that:

•	an active trading market for the notes will not develop;

•	you will not be able to sell your notes at fair market value or at all; or

•	you will not receive any specific price upon any sale of the notes.

If a public market for the notes does develop, the notes could trade at prices that may be lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance and prospects.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately $1,487 million after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization, on a consolidated basis, as of December 31, 2025:

•	on an actual basis; and

•	as adjusted to give effect to the sale of the notes in this offering.

The information set forth below should be read in conjunction with our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus.

	As of December 31, 2025
	Actual	As Adjusted
	(Millions)
Debt:
4.60% Senior Notes due 2031	$—	$497
5.15% Senior Notes due 2036	—	990
2.45% Senior Notes due 2027	499	499
2.50% Senior Notes due 2027	499	499
6 5/8% Senior Notes due 2029	299	299
4.00% Senior Notes due 2029	548	548
3.20% Senior Notes due 2030	498	498
3.00% Senior Notes due 2032	497	497
6.25% Senior Notes due 2032	397	397
4.95% Senior Notes due 2033	497	497
4.35% Senior Notes due 2044	347	347
3.70% Senior Notes due 2045	396	396
4.125% Senior Notes due 2047	843	843
4.20% Senior Notes due 2048	591	591
3.95% Senior Notes due 2050	492	492
3.70% Senior Notes due 2052	494	494

Total debt	6,897	8,384

Shareholders’ equity:
Common shares, $1.00 par value (authorized 900; issued 798, including treasury shares of 212)	586	586
Paid-in capital	2,307	2,307
Retained earnings	27,327	27,327
Accumulated other comprehensive loss:
Net unrealized gains on fixed-maturity securities	117	117
Net unrealized losses on forecasted transactions	(13)	(13)
Foreign currency translation adjustment	(1)	(1)

Total accumulated other comprehensive income	103	103

Total shareholders’ equity	30,323	30,323

Total debt and shareholders’ equity	$37,220	$38,707

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus (the notes are series of the “senior debt securities” described under the caption “Description of Debt Securities” in the accompanying prospectus). You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the notes. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth in the accompanying prospectus.

General

The notes are senior debt securities issued by us under the indenture dated September 12, 2018, as supplemented from time to time, between us and U.S. Bank Trust Company, National Association, as trustee, as successor in interest to U.S. Bank National Association, which indenture is more fully described in the accompanying prospectus.

The 2031 notes will mature on March 26, 2031 and the 2036 notes will mature on March 26, 2036. We have the option to redeem the notes of either series at any time and from time to time prior to their stated maturity on the terms described below. Holders of the notes do not have any similar option to require us to redeem the notes before their stated maturity.

The notes will not be entitled to the benefit of any sinking fund.

We will pay interest on the 2031 notes at an annual rate of 4.60% from the date of issuance and we will pay interest on the 2036 notes at an annual rate of 5.15% from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will be payable semiannually on March 26 and September 26 of each year, beginning September 26, 2026, to the persons in whose names the notes are registered at the close of business on the preceding March 11 or September 11, respectively, except that any interest payable upon maturity or earlier redemption of the notes will be payable to the person to whom the principal of the note is payable. If any interest payment date or the maturity date falls on any date that is not a business day, then the related payment will be made on the next succeeding business day, without any interest or other additional payment in respect of the delay. As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York.

The principal amount of the 2031 notes that we will issue is initially limited to $500 million and the principal amount of the 2036 notes that we will issue is initially limited to $1 billion.

The notes will be our senior unsecured obligations. The notes will rank equal in right of payment with all of our other existing and future senior unsecured indebtedness, and senior in right of payment to any of our existing or future subordinated indebtedness. The notes will be effectively subordinated to our future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of December 31, 2025, Progressive had approximately $6.9 billion of senior unsecured debt and no secured debt outstanding. As of December 31, 2025, our subsidiaries had approximately $85.8 billion of liabilities (including unearned premiums, loss and loss adjustment expense reserves, accounts payable, accrued expenses and other liabilities, but excluding intercompany liabilities and debt) to which the notes would have ranked structurally subordinate. Our subsidiaries had no external indebtedness at December 31, 2025, and neither Progressive nor any of our subsidiaries has incurred external borrowings since that date.

The Progressive Corporation is organized as a holding company that owns subsidiary companies. Our subsidiaries conduct all of our business operations. As a holding company with no business operations of its own,

The Progressive Corporation relies primarily on dividends from its subsidiaries to meet its financial obligations. The holding company’s ability to meet its obligations, including the obligations under the notes offered under this prospectus, may be adversely affected by dividend limitations or prior approval requirements applicable to our insurance subsidiaries under state insurance laws.

The indenture does not limit the amount of notes or other debt securities that we or any of our subsidiaries may issue or the amount of debt that we or our subsidiaries may incur in the future.

Optional Redemption

Prior to the applicable Par Call Date, we may redeem the notes of either series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2031 notes and 15 basis points in the case of the 2036 notes, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem the notes of either series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means, with respect to the 2031 notes, February 26, 2031 (one month prior to the maturity date of the 2031 notes) and, with respect to the 2036 notes, December 26, 2035 (three months prior to the maturity date of the 2036 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)–H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating or confirming the redemption price.

Notice of any redemption of either series of notes will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days, but not more than 60 days, before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes of a series are held by The Depository Trust Company (or another depositary), the redemption of the notes of such series shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Reopening of Series of Notes

The 2031 notes are initially being issued in the aggregate principal amount of $500 million and the 2036 notes are initially being issued in the aggregate principal amount of $1 billion. We may, without the consent of the holders, increase such principal amounts in the future by issuing additional notes of either series on the same terms and conditions and with the same CUSIP numbers as the notes of such series being offered under this prospectus supplement, provided that any such additional notes of such series are fungible with the notes offered hereby for U.S. federal income tax purposes.

Certain Covenants

The indenture will impose the following additional restrictive covenants on Progressive for the benefit of the holders of the notes offered by this prospectus supplement. You should refer to the accompanying prospectus for a description of certain other covenants and provisions contained in the indenture.

Limitation on Liens. The indenture will provide that Progressive will not, nor will it permit any Designated Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if (i) that indebtedness is secured by a pledge, mortgage, deed of trust or other lien on any shares of stock or indebtedness of any Designated Subsidiary (a “lien”) and (ii) the aggregate amount of the indebtedness so secured exceeds an amount equal to 15% of Progressive’s Consolidated Tangible Net Worth, unless the notes are also secured equally and ratably with the other indebtedness. For purposes of this restriction, a “lien” will not include the pledge to, or deposit with, any state or provincial insurance regulatory authorities of any investment securities by Progressive or any of its subsidiaries.

This restriction will not apply to indebtedness secured by:

•	liens on any shares of stock or indebtedness of or acquired from a corporation merged or consolidated with or into, or otherwise acquired by, Progressive or a Designated Subsidiary;

•

liens to secure indebtedness of a Designated Subsidiary to Progressive or another Designated Subsidiary, but only as long as the indebtedness is owned or held by Progressive or a Designated Subsidiary; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the two bullet points above.

Consolidation, Merger, Sale, Conveyance and Lease. The indenture will permit Progressive to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its property to any other entity, only if:

•

Progressive is the entity that survives any of these transactions or the entity formed by such consolidation, or into which Progressive is merged or which acquires or leases all or substantially all of the property of Progressive, is a corporation or other entity organized under the laws of the United States, any state thereof or the District of Columbia, and the entity expressly assumes Progressive’s obligations under the notes and the indenture; and

•	immediately after the transaction, no “event of default” (as defined in the indenture) exists.

Definitions. For purposes of these additional restrictions, these terms have the following meanings:

“Consolidated Tangible Net Worth” shall mean, at any date, the total assets appearing on the consolidated balance sheet of Progressive and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of Progressive, prepared in accordance with GAAP, less the sum of (a) the total liabilities appearing on such balance sheet and (b) intangible assets. “Intangible assets” means the value, as shown on or reflected in such balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) unamortized debt discount and expense, less unamortized premium.

“Designated Subsidiary” shall mean (i) Progressive Casualty Insurance Company, so long as it remains a subsidiary of Progressive, (ii) any other consolidated subsidiary of Progressive, the assets of which constitute 10% or more of the Total Assets, and (iii) any subsidiary which is a successor to all or substantially all of the business or properties of such subsidiaries.

“Total Assets” shall mean, at any date, the total assets appearing on the consolidated balance sheet of Progressive and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of Progressive, prepared in accordance with GAAP.

Book-Entry Delivery and Form

The notes will be issued in the form of one or more fully registered global notes for each series (each a “global note”) in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding notes to be represented by such global security or securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and J.P. Morgan Chase Bank acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the global notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc. Access to the Depositary’s book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Payments of principal and of interest, if any, on the notes registered in the name of the Depositary or its nominee will be made by us through the paying agent to the Depositary or its nominee, as the case may be, as the registered owner of the global note. None of us, the trustee, any paying agent and the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion, determine not to have the notes of either series represented by the global note and, in such event, will issue notes in definitive form in exchange for the global note representing such notes. If an event of default under the Indenture occurs and continues to occur with respect to notes represented by the global note, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section discusses certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of a note. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (“IRS”) and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. There can be no assurance that the IRS will not challenge one or more of the conclusions described in this prospectus supplement. We have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for cash at the price set forth on the first page of this prospectus supplement and who hold the notes as capital assets (generally, property held for investment). In addition, this discussion does not address all tax consequences that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to -market method of accounting for their securities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. Holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	individual retirement accounts or other tax deferred accounts;

•	banks or other financial institutions;

•	insurance companies;

•	grantor trusts;

•	corporations treated as personal holding companies;

•	controlled foreign corporations, passive foreign investment companies, or Non-U.S. Holders (as defined below) that are owned or controlled by U.S. Holders;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•

persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code); and

•	partnerships and other pass-through entities and holders of interests therein.

This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences), or the tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty.

This discussion of certain material U.S. federal income tax considerations is not tax advice. Prospective purchasers of the notes are advised to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the notes.

U.S. Holders

The following discussion is limited to a holder of a note that is a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or a political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” within the meaning of the Treasury regulations promulgated under the Code, have the authority to control all substantial decisions of the trust, or certain trusts which have a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the notes and partners therein should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

Certain additional payments. As described above under “Description of Notes — Optional Redemption,” we may elect to redeem the notes for an amount that exceeds the principal amount of the notes. The existence of this option could cause the notes to be subject to the special rules that apply to contingent payment debt instruments (“CPDIs”). However, under applicable Treasury regulations, the possibility of one or more contingent payments on the notes may be disregarded for the purposes of determining whether the notes are subject to the special rules applicable to CPDIs if, on the date the notes are issued, the possibility of any such contingent payments occurring is remote and/or incidental or another exception applies. We intend to take the position that this option would not cause the notes to be CPDIs. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our position, however, is not binding on the IRS. If the IRS successfully asserts that the notes are CPDIs, the timing, amount and character of income with respect to the notes would be different, and a holder could be required to treat as ordinary interest income any gain recognized on the disposition of the notes. U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the CPDI rules and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Interest on the notes. Generally, payments of stated interest on a note will be includible in a U.S. Holder’s gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder’s regular method of tax accounting. The notes will not be treated as issued with more than a de minimis amount of original issue discount.

Sale, exchange, retirement or other taxable disposition of a note. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, retirement or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to the payment of accrued interest on the note, which amount will be taxable as ordinary income to the extent not previously included in income) and (ii) the holder’s adjusted tax basis in the note. A U.S. Holder’s tax basis in a note generally will be the amount paid for the note. The gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the sale, exchange or retirement. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitation.

Medicare tax on investment income. A 3.8% Medicare tax will be imposed on the “net investment income” earned by U.S. citizens and residents and certain estates and trusts. For this purpose, “net investment income” generally includes the interest paid on the notes, as well as gain from the sale of the notes. In the case of an individual, the tax will be imposed on the lesser of (1) the individual’s net investment income for the tax year or (2) the individual’s modified adjusted gross income for the tax year in excess of certain specified amounts.

Information reporting requirements and backup withholding tax. A U.S. Holder of a note may be subject, under certain circumstances, to information reporting and “backup withholding,” at a current rate of 24%, with respect to certain “reportable payments,” including interest, principal (and premium, if any) on, and gross proceeds from a disposition of, a note. The backup withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) (in the case of interest payments) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS.

Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. U.S. Holders of a note are urged to consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder’s U.S. federal income tax liability, provided the requisite procedures are followed. We will report annually to the IRS and to each U.S. Holder of a note the amount of any “reportable payments” and the amount of tax withheld, if any, with respect to those payments.

Non-U.S. Holders

The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of a note by a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner (other than a partnership) of notes other than a U.S. Holder. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the notes will be considered to be “U.S. trade or business income” if such income or gain is:

•	effectively connected with the conduct of a U.S. trade or business; and

•

in the case of a Non-U.S. Holder that is eligible for and elects the benefits of an applicable income tax treaty, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Interest. Subject to the discussion of FATCA below under “—Additional Withholding Requirements,” interest paid to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the notes will qualify as portfolio interest if the Non-U.S. Holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of the Code; and

•	certifies to the applicable withholding agent, under penalties of perjury on a Form W-8BEN or W-8BEN-E, that such holder is not a U.S. person and provides such holder’s name and address.

The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% withholding rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to a branch profits tax of 30%. To claim an exemption from withholding for U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8BEN-E (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under the Treasury regulations, special procedures are provided for payments through qualified intermediaries.

Sale, exchange, retirement or other taxable disposition of the notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange, retirement or other taxable disposition of the notes unless:

•	the gain is U.S. trade or business income (in which case the branch profits tax may also apply to a corporate Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements.

Information reporting requirements and backup withholding tax. Interest that is paid to a Non-U.S. Holder will be reported annually to the IRS and to each Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

The backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification (i.e., a Form W-8BEN, W-8BEN-E or W-8ECI as described above) has been received or an exemption otherwise has been established, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

Payment of the proceeds from the disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies under penalties of perjury as to foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, if the holder timely provides the required information to the IRS.

Additional Withholding Requirements

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, generally referred to as “FATCA,” when applicable, impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting and due diligence requirements in respect of their direct and indirect U.S. security holders and/or U.S. accountholders unless a specified exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such payments would include interest paid in respect of the notes. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

We intend to offer the notes through the underwriters. Subject to the terms and conditions in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2031 notes	Principal Amount of 2036 notes
Goldman Sachs & Co. LLC	$225,000,000	$450,000,000
TD Securities (USA) LLC	225,000,000	450,000,000
PNC Capital Markets LLC	25,000,000	50,000,000
Samuel A. Ramirez & Company, Inc.	25,000,000	50,000,000

Total	$500,000,000	$1,000,000,000

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters are committed, severally and not jointly, to take and pay for all of the notes being offered, if any are taken. In certain circumstances, if an underwriter defaults, the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.21% of the principal amount of the 2031 notes and 0.27% of the principal amount of the 2036 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.1% of the principal amount of the 2031 notes and 0.15% of the principal amount of the 2036 notes. If all the notes of either series are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms of such series.

The notes are new issues of securities with no established trading market. The company has been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $3 million.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the other underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect that delivery of the notes will be made against payment therefor on or about the closing date of this offering specified on the cover page, which is three business days following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes more than one business day prior to the date of settlement will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade their notes before the second business day prior to the date of settlement should consult their own advisor.

These activities, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the prices of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the

PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is neither: (i) a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the POATRs from the prohibition on public offers

This prospectus supplement is only being distributed to, and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (“FSMA”) (Financial Promotion) Order 2005 (as amended, the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.

Other Relationships

Certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swap or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for Progressive by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

THE PROGRESSIVE CORPORATION

Common Shares

Serial Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Warrants

Units

Purchase Contracts

We may offer from time to time our common shares, $1.00 par value (“common shares”), our serial preferred shares, without par value (“serial preferred shares”), either separately or represented, in the case of the serial preferred shares, by depositary shares, notes, debentures or other evidences of unsecured, senior indebtedness (“senior debt securities”), notes, debentures or other evidences of unsecured, subordinated indebtedness (“subordinated debt securities”), and warrants, as further described in this prospectus. In addition, we may issue units comprised of, or purchase contracts for, these securities or other purchase contract property as described below under “Description of Units” and “Description of Purchase Contracts.” Any series of serial preferred shares, senior debt securities, subordinated debt securities, warrants, units or purchase contracts may be convertible into or exercisable or exchangeable for common shares or another series of serial preferred shares or other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We sometimes refer to senior debt securities and subordinated debt securities as collectively “debt securities” and to common shares, serial preferred shares, debt securities, depositary shares, warrants, units and purchase contracts collectively as “securities.”

This prospectus describes some of the general terms that may apply to those securities and the general way in which they may be offered. Each time we sell securities, we will specify the terms applicable to the securities being sold, and the manner in which they will be offered, in a supplement to this prospectus (a “prospectus supplement”). We may not use this prospectus to sell securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange and trade under the symbol “PGR.”

Our principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and our telephone number is (440) 461-5000.

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the U.S. Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAY 17, 2024.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC” or “Commission”). Under the registration statement, we may offer from time to time the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Our discussions of those securities and certain related documents are summaries only and are not necessarily complete. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may add, update or change information contained in this prospectus.

This prospectus includes certain documents and information that are incorporated by reference below, and it omits some of the information contained in the registration statement and the exhibits thereto. Before you invest, you should read this prospectus, any applicable prospectus supplement and the documents and other information that are incorporated by reference into this prospectus and any applicable prospectus supplement, together with the registration statement and the documents that are attached to the registration statement as exhibits. Descriptions of the documents and other information that are incorporated by reference in this prospectus, as well as information about how to obtain copies of the registration statement and related documentation from us, can be found below under “Where You Can Find More Information.”

When we use the terms “Progressive,” the “company,” “we,” “us,” or “our” in this prospectus, we mean The Progressive Corporation, and not any of its subsidiaries or affiliates, unless we state or the context implies otherwise.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus that we may provide in connection with any offering made hereby and thereby, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus also does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation may not be legally made. The delivery of this prospectus at any time does not imply that the information in this prospectus or any document incorporated by reference in this prospectus is correct as of any time after the date hereof or thereof.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement that we provide and in our filings with the SEC referred to below under “Where You Can Find More Information,” including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023, which includes a “Risk Factors” discussion at Item 1A. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

FORWARD-LOOKING STATEMENTS

In this section, when we use the terms “Progressive,” the “company,” “we,” “us” or “our,” we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this prospectus and the documents incorporated by reference in this prospectus not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” “goal,” “target,” “anticipate,” “will,” “could,” “likely,” “may,” “should,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are not guarantees of future performance, are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to:

•	our ability to underwrite and price risks accurately and to charge adequate rates to policyholders;

•	our ability to establish accurate loss reserves;

•	the impact of severe weather, other catastrophe events, and climate change;

•	the effectiveness of our reinsurance programs and the continued availability of reinsurance and performance by reinsurers;

•	the secure and uninterrupted operation of the systems, facilities, and business functions and the operation of various third-party systems that are critical to our business;

•	the impacts of a security breach or other attack involving our technology systems or the systems of one or more of our vendors;

•	our ability to maintain a recognized and trusted brand and reputation;

•	whether we innovate effectively and respond to our competitors’ initiatives;

•	whether we effectively manage complexity as we develop and deliver products and customer experiences;

•	our ability to attract, develop, and retain talent and maintain appropriate staffing levels;

•	the impact of misconduct or fraudulent acts by employees, agents, and third parties to our business and/or exposure to regulatory assessments;

•	the highly competitive nature of property-casualty insurance markets;

•	whether we adjust claims accurately;

•	compliance with complex and changing laws and regulations;

•	litigation challenging our business practices, and those of our competitors and other companies;

•	the success of our business strategy and efforts to acquire or develop new products or enter into new areas of business and our ability to navigate the related risks;

•	how intellectual property rights affect our competitiveness and our business operations;

•	the success of our development and use of new technology and our ability to navigate the related risks;

•	the performance of our fixed-income and equity investment portfolios;

•	the impact on our investment returns and strategies from regulations and societal pressures relating to environmental, social, governance and other public policy matters;

•	our continued ability to access our cash accounts and/or convert investments into cash on favorable terms;

•	the impact if one or more parties with which we enter into significant contracts or transact business fail to perform;

•	legal restrictions on our insurance subsidiaries’ ability to pay dividends to The Progressive Corporation;

•	our ability to obtain capital when necessary to support our business and potential growth;

•	evaluations and ratings by credit rating and other rating agencies;

•	the variable nature of our common share dividend policy;

•	whether our investments in certain tax-advantaged projects generate the anticipated returns;

•	the impact from not managing to short-term earnings expectations in light of our goal to maximize the long-term value of the enterprise;

•	the impacts of epidemics, pandemics, or other widespread health risks; and

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other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, the Risk Factors section of our Annual Report on Form 10-K for the year ending December 31, 2023.

Any forward-looking statements are made only as of the date presented. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

In addition, investors should be aware that accounting principles generally accepted in the United States prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION

In this section, when we use the terms “Progressive,” the “company,” “we,” “us” or “our,” we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

The Progressive insurance organization began business in 1937. The Progressive Corporation, an insurance holding company, has insurance and non-insurance subsidiaries and affiliates (references in this section to subsidiaries includes affiliates as well). Our insurance subsidiaries write personal and commercial auto insurance, personal residential property insurance, business-related general liability and commercial property insurance predominantly for small businesses, workers’ compensation insurance primarily for the transportation industry, and other specialty property-casualty insurance and provide related services. Our non-insurance subsidiaries generally support our insurance and investment operations. We operate throughout the United States. Unless noted, references to “state(s)” throughout this report include the District of Columbia. The Progressive Corporation, together with its insurance and non-insurance subsidiaries and affiliates, comprise what we refer to as Progressive.

Additional information about The Progressive Corporation and its subsidiaries can be found in our documents filed with the SEC that are incorporated in this prospectus by reference, as provided below under “Where You Can Find More Information.” Our website is www.progressive.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this website is https://www.sec.gov.

We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.progressive.com. The information contained on our website is not incorporated by reference into this document.

Our common shares are traded on the New York Stock Exchange under the symbol “PGR.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference into this prospectus information in other documents that we file with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. Information furnished under the applicable items in our Current Reports on Form 8-K is not incorporated by reference, unless specifically stated in a prospectus supplement. The following documents, filed with Commission by us, are incorporated into this Registration Statement by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-09518), filed with the Commission on February 26, 2024;

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Our Definitive Proxy Statement on Schedule 14A (Commission File No. 001-09518), filed with the Commission on March 25, 2024 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Our Quarterly Report on Form 10-Q (Commission File No. 001-09518) for the quarterly period ended March 31, 2024, filed on May 6, 2024;

•	Our Current Report on Form 8-K (Commission File No. 001-09518) filed with the Commission on May 14, 2024, only to the extent filed and not furnished; and

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The description of our Common Stock, par value $1.00 per share, contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-09518), filed with the Commission on February 26, 2024, and any amendments and reports subsequently filed for the purposes of updating that description.

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Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference (including any exhibits that are specifically incorporated by reference into the requested document). Requests for such documents should be directed to: Investor Relations, The Progressive Corporation, 6300 Wilson Mills Road, Box W33, Mayfield Village, Ohio 44143, or call: (440) 395-2222.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities referenced in this prospectus for general corporate purposes.

DESCRIPTION OF SERIAL PREFERRED SHARES AND DEPOSITARY SHARES

Our authorized capital stock at April 30, 2024 includes 20,000,000 serial preferred shares and 5,000,000 voting preference shares. No serial preferred shares or voting preference shares are outstanding as of such date.

The following summarizes briefly some of the general terms of our serial preferred shares that we may offer under a prospectus supplement, and we may “reopen” a previously issued series of serial preferred shares and issue additional shares of that series. The particular terms and provisions of the serial preferred shares offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the serial preferred shares so offered will be described in the prospectus supplement relating to such serial preferred shares.

General

Under our Articles, our Board of Directors is authorized to provide for the issuance of up to 20,000,000 serial preferred shares. All series of serial preferred shares will be of equal rank and will be identical, except in respect of the following matters that may be fixed by our Board of Directors:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the dividend rate or rates of the series;

•	the dates on which and the period or periods for which dividends, if declared, will be payable and the dates from which dividends shall accrue and be cumulative;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

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whether the shares of the series will be convertible into common shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

•	restrictions (in addition to those provided in our Articles) on the issuance of shares of the same series or of any other class or series.

In addition, as described below under “—Fractional or Multiple Shares of Serial Preferred Shares Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of serial preferred shares, offer depositary shares evidenced by depositary receipts. The rights of holders of serial preferred shares may be adversely affected by the rights of holders of serial preferred shares that may be issued in the future.

Serial preferred shares when issued will be fully paid and non-assessable. No holder of serial preferred shares as such, will have any preemptive right to purchase, have offered for purchase or subscribe for any of the company’s shares or other securities of any class, whether now or hereafter authorized.

Dividends

The holders of serial preferred shares, in preference to the holders of common shares and of any other class of shares ranking junior to the serial preferred shares, will be entitled to receive out of any funds legally available for serial preferred shares and voting preference shares (as defined in our Articles) and when and as declared by our Board of Directors, dividends in cash at the rate or rates for such series fixed by our Board of Directors, and no more, payable on the dates fixed for such series. Such dividends will accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series.

No dividends shall be paid upon or declared or set apart for any series of the serial preferred shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for serial preferred shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all voting preference shares of all series then outstanding and entitled to receive such dividend.

So long as any serial preferred shares shall be outstanding, no dividends, except a dividend payable in common shares or other shares ranking junior to the serial preferred shares, shall be paid or declared or any distribution made, except as aforesaid, in respect of the common shares or any other shares ranking junior to the serial preferred shares, nor shall any common shares or any other shares ranking junior to the serial preferred shares be purchased, retired or otherwise acquired by the company, except out of the proceeds of the sale of common shares or other shares of the company ranking junior to the serial preferred shares received by the company subsequent to the date of first issuance of serial preferred shares of any series, unless:

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all accrued and unpaid dividends on serial preferred shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

•	there shall be no arrearages with respect to the redemption of serial preferred shares of any series from any sinking fund provided for shares of such series in accordance with our Articles.

Redemption

Subject to the express terms of each series, we:

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may, from time to time at the option of our Board of Directors, redeem all or any part of any redeemable series of serial preferred shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of our Articles; and

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shall from time to time, make such redemptions of each series of serial preferred shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of our Articles;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the serial preferred shares to be redeemed at their respective addresses then appearing on the books of the company, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice as provided above has been deposited in the mail, we may deposit the aggregate redemption price of serial preferred shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the serial preferred shares so to be redeemed amounts equal to the redemption price of the serial preferred shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the company with respect to such shares, except only the right to receive such money from such bank or trust company without interest. In the event less than all of the outstanding serial preferred shares are to be redeemed, the serial preferred shares shall select by lot the shares so to be redeemed in such manner as shall be prescribed by our Board of Directors.

If the holders of serial preferred shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the company such unclaimed amounts and thereupon such bank or trust company and the company shall be relieved of all responsibility in respect thereof and to such holders.

Any serial preferred shares which are (1) redeemed by the company pursuant to the above, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the company, shall resume the status of authorized but unissued serial preferred shares without serial designation.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, the holders of serial preferred shares of any series will be entitled to receive in full, out of our assets, including our capital, before any amount shall be paid or distributed among the holders of common shares or any other shares ranking junior to the serial preferred shares, the amounts fixed with respect to shares of such series, in accordance with our Articles, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the company. In the event our net assets are insufficient to permit the payment upon all outstanding serial preferred shares and voting preference shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding serial preferred shares and voting preference shares in proportion to the full preferential amount to which such share is entitled.

After payment to the holders of serial preferred shares of the full preferential amounts as aforesaid, the holders of serial preferred shares, as such, shall have no right or claim to any of the remaining assets of the company.

The merger or consolidation of the company or the sale, lease or conveyance of all or substantially all assets of the company will not be deemed to be a dissolution, liquidation or winding up for this purpose.

Voting Rights

Except as indicated below or otherwise required by law, the holders of serial preferred shares will not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends. If and so often as the company shall be in default in the payment of the equivalent of the full dividends payable on any series of serial preferred shares at the time outstanding whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of serial preferred shares of all series, voting separately as a class, shall be entitled to elect, as provided below, two members of our Board of Directors of the company; provided, however, that the holders of serial preferred shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding serial preferred shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the serial preferred shares of all series then outstanding shall have been paid, whereupon the holders of serial preferred shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

In the event of default entitling the holders of serial preferred shares to elect two directors as specified in the prior paragraph, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the company upon written request of, or may be called by, the holders of record of at least 10% of the serial preferred shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the company shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of the serial preferred shares. At any meeting at which the holders of serial preferred shares shall be entitled to elect directors, the holders of 50% of the serial preferred shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of our Board of Directors which the holders of serial preferred shares are entitled to elect as herein provided. Notwithstanding any other provision of our Articles or our Code of Regulations or any action taken by the holders of any class of shares fixing the number of directors of the company, the two directors who may be elected by the holders of serial preferred shares pursuant to this provision shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this provision. These provisions shall not prevent any change otherwise permitted in the total number of directors of the company nor require the resignation of any director elected otherwise than pursuant to these provisions. Notwithstanding any classification of the other directors of the company, the two directors elected by the holders of serial preferred shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

Upon any divesting of the special class voting rights of the holders of the serial preferred shares in respect of elections of directors as provided in this section, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

Other Voting Rights. In addition to any other vote or consent of shareholders required by law or by our Articles, the affirmative vote or consent of the holders of at least two-thirds of the serial preferred shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of serial preferred shares are concerned, such action may be effected with such vote or consent):

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Amendment of Our Articles or Our Code of Regulations. Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our Articles or of our Code of Regulations which affects adversely the preferences or voting or other rights of the holders of the serial preferred shares; provided, however, neither the amendment of our Articles so as to authorize, create or change the authorized or outstanding number of serial preferred shares or of any shares ranking on a parity with or junior to the serial preferred shares nor the amendment of the provisions of our Code of Regulations so as to change the number of directors of the company shall be deemed to affect adversely the preferences or voting or other rights of the holders of serial preferred shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of serial preferred shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

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Authorization of Senior Shares. The authorization, creation or the increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the serial preferred shares; or

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Purchases or Redemption. The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the serial preferred shares then outstanding except in accordance with a stock purchase offer made to all holders of record of serial preferred shares, unless all dividends on all serial preferred shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Fractional or Multiple Shares of Serial Preferred Shares Issued as Depositary Shares

If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of serial preferred shares, each depositary share will represent a fraction of a share or some multiple of shares of the particular series of serial preferred shares issued and deposited with a depositary agent. The fraction of a share or multiple of shares of serial preferred shares which each depositary share represents will be stated in the prospectus supplement relating to any series of serial preferred shares issued and deposited with a depositary agent.

We will deposit the shares of serial preferred shares to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be the company, a bank or other financial institution that we select and name in the prospectus supplement, as serial preferred shares depositary agent, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary agent is recognized as the holder of those shares.

Each holder of a depositary share will be entitled to all rights and preferences of the underlying serial preferred shares, including, where applicable, dividend, redemption, liquidation, voting and conversion rights, in proportion to the applicable fraction or multiple of a share of serial preferred shares represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of serial preferred shares. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

We will deliver all required reports and communications to holders of the serial preferred shares to the serial preferred shares depositary agent, who will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities and subordinated debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The senior debt securities and subordinated debt securities will represent unsecured general obligations of the company. The senior debt securities will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and will rank senior to our subordinated indebtedness, if any. The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the subordinated debt indenture. Neither of the indentures limits our ability to incur additional unsecured indebtedness.

General

The senior debt securities and the subordinated debt securities are each governed by an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture provides that we may issue debt securities in one or more series up to the aggregate principal amount that we may authorize from time to time. The senior indenture is a contract between The Progressive Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, which acts as trustee. The subordinated debt indenture will be a contract between The Progressive Corporation and a trustee to be selected by us at or about the time we offer our subordinated debt securities. A form of the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indentures are substantially similar, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. Copies of the senior indenture and a form of the subordinated indenture are exhibits to our registration statement. See “Where You Can Find More Information” above for information on how to obtain copies.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

The prospectus supplement for each series of debt securities offered under this prospectus will include information relating to the following terms, to the extent applicable:

•	the title, aggregate principal amount and authorized denominations of such debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the purchase price of such debt securities (expressed as a percentage of the principal amount thereof);

•	the date on which such debt securities will mature and the principal is payable;

•	the rate or rates (which may be fixed or variable) per annum at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•	the coin or currency or units based on or relating to currencies in which such debt securities may be purchased and in which payment of principal and interest will be made;

•	the periods for which and the dates on which such interest, if any, will be payable;

•	the place or places where the principal of and premium and interest, if any, on such debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund);

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary agent for such global securities and the circumstances under which any such global security may be exchanged for securities registered in the name of, and any transfer of such global security may be registered in the name of, a person other than the depositary agent;

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whether, and under what circumstances, the company will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in an appropriate prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts; and

•	any other specific terms of such series. (Section 2.3)

If a prospectus supplement specifies that debt securities are denominated in a currency other than U.S. dollars or U.S. currency units, such prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency or currency unit in which the principal of and premium and interest, if any, on such debt securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. (Section 2.3)

Debt securities may be presented for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture. (Section 2.8)

Global Securities

We may issue debt securities in the form of one or more global securities that will be deposited with a depositary, or with a nominee for a depositary, identified in an appropriate prospectus supplement and registered in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred, except as a whole by the depositary for such global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Events of Default, Waiver and Notice

As to any series of debt securities, an event of default is defined in the indenture as:

•	a default for 30 days in payment of any interest on the debt securities of such series when due;

•	a default in payment of all or any part of the principal of the debt securities of such series when due either at maturity, upon redemption, by declaration or otherwise;

•	a default in the payment of a sinking fund installment, if any, on the debt securities of such series;

•

a default in the performance or breach of any other covenant or warranty contained in the indenture for the benefit of such series which has not been remedied for a period of 90 days after notice given as specified in the indenture;

•	certain events of bankruptcy, insolvency and reorganization of us; or

•	any other event of default of such series. (Section 5.1)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued thereunder. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal of, or premium, if any, or interest on such debt securities) if the trustee determines, in good faith, that it is in the interest of the holders of debt securities of such series to do so; provided, however, that in the case of a default of the character specified in the fourth bullet point above, no such notice to holders of debt securities of such series may be given until at least 30 days after the occurrence thereof. (Section 5.11)

The indenture provides that if an event of default described in any of the first four bullet points above with respect to a particular series of debt securities occurs and continues, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. If an event of default described in the fifth bullet point above occurs and continues, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding under the indenture (voting as one class) may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding thereunder and the interest accrued thereon, if any, to be due and payable immediately. (Section 5.1) Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, if any, or interest on such debt securities) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series (or of all series thereunder, as the case may be) then outstanding. (Sections 5.10 and 8.1)

The indenture provides that holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected (with each series voting as a separate class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to debt securities of such series, or exercising any trust or power conferred by the indenture on the trustee with respect to the particular series of debt securities, subject to certain limitations specified in the indenture, provided that the holders of debt securities have offered to the trustee reasonable security or indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d)) Under the terms of the indenture, the holders of a majority in aggregate principal amount of a series of the debt securities affected thereby at the time outstanding may, on behalf of all holders of debt securities of such series, waive compliance with certain covenants contained in the indenture. (Section 5.10)

The indenture requires us to deliver annually to the trustee a written certification of our compliance with all conditions and covenants under the indenture. (Section 3.5) Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities denominated in U.S. dollars and debt securities denominated in any other currency or currency unit, in the absence of any provision to the contrary in the form of debt security of any particular series, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars will be treated for any such action, determination or distribution as the amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the company reasonably specifies in a written notice to the trustee or, in the absence of such written notice, as the trustee may determine. (Section 11.11)

Modification of the Indenture

The indenture provides that we and the trustee may from time to time execute supplemental indentures to provide for the issuance of debt securities of any series and for other permitted purposes. (Section 8.1)

If we receive the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby, we may enter into a supplemental indenture with the trustee to modify the indenture or any supplemental indenture or the rights of the holders of such debt securities. However, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	extend the final maturity of any debt security;

•	reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined;

•	reduce the rate or extend the time of payment of interest thereon;

•	change the currency or currency unit of payment thereof;

•

reduce the portion of the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy;

•

reduce any amount payable upon redemption of any debt security, or impair or affect the right of a holder of any debt security to institute suit for the payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holder of a debt security; or

•	reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person, unless either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state thereof and expressly assumes the payment of the principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon us, and, immediately after such merger or consolidation, or such sale or conveyance, we or such successor corporation are not in default in the performance of any such covenant or condition. (Article Nine)

Defeasance

The indenture provides that, unless the terms of any series of debt securities provide otherwise, we will be discharged from obligations in respect of the outstanding debt securities of any series and the provisions of the indenture with respect thereto (excluding certain obligations, such as obligations to register the transfer or exchange of such outstanding debt securities, to replace stolen, lost or mutilated certificates or coupons and to hold moneys for payment in trust) upon the irrevocable deposit with the trustee, in trust, of cash or U.S. government obligations (as defined in the indenture) which, through the payment of interest and principal thereof in accordance with their terms, will provide cash in an amount sufficient to pay the principal of and premium, if any, and interest on and mandatory sinking fund payments, if any, in respect of all outstanding debt securities of such series on the stated dates such payments are due in accordance with the terms of the indenture and such outstanding debt securities, provided that we have received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such outstanding debt securities and that certain other conditions are met. (Section 10.1(B))

Satisfaction and Discharge

The indenture will cease to be of further effect and the trustee, on demand of and at the expense of the company, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain enumerated conditions, including:

•	We have paid all sums payable by us under the indenture, as and when the same are due and payable;

•	We have delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture; or

•

All debt securities not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year and we have deposited with the trustee sufficient cash or U.S. government obligations which, through the payment of principal and interest thereon in accordance with their terms, will provide sufficient cash to pay, at maturity or upon redemption, all debt securities of any series outstanding under the indenture. (Section 10.1(A))

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to the senior debt securities as described in an applicable prospectus supplement.

The subordinated debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us that are for borrowed money, evidenced by bonds, debentures, notes or other similar indebtedness, whether outstanding now or in the future, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations of that kind. As defined in the subordinated debt indenture, Senior Debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if the instrument by which such indebtedness or obligations are evidenced provides that they are subordinated, or not superior, in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal and any premium and interest on the Senior Debt has been paid in full or such payment has been duly provided for, no payment on account of principal or interest may be made on any subordinated debt securities in the following circumstances:

•

if, at the time of such payment or immediately giving effect thereafter, an event of default will have occurred with respect to any Senior Debt, permitting the holders of that Senior Debt to accelerate the maturity of that Senior Debt, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default and such event of default will not have been cured or waived; or

•	in the event of any bankruptcy, insolvency, receivership, conservatorship or other similar proceedings involving our assets.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay or deliver such payment or distribution to the holders of the Senior Debt.

Governing Law

The indenture is, and the debt securities will be, governed by the laws of the State of New York. (Section 11.8)

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement for any warrants will describe the terms of any warrants being offered. These warrants may be issued independently, or together with any underlying securities, and may be attached to or separate from the underlying securities. We will issue each series of warrants under a warrant agreement between the company and a warrant agent that we will name in the prospectus supplement. The warrant agent will act solely as the company’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which (including the form of the warrant certificate) will be filed as an exhibit to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement.

We may issue warrants in one or more series. This section summarizes terms of the warrants that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, which may include the following:

•	the title of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the warrant agreement under which we will issue the warrants;

•	if applicable, the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•

whether the warrants will be issued in registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued, and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent, any depositaries and any execution, paying, transfer, calculation or other agents or registrars;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	anti-dilution provisions of the warrants, if any;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Before the exercise of their warrants, holders of warrants exercisable for shares of serial preferred shares or common shares will not have any rights of holders of the serial preferred shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the serial preferred shares or common shares purchasable upon such exercise. Before the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the company to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement for any units will describe the terms of any units being offered. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

The prospectus supplement may describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units;

•	a discussion of material U.S. federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your units described in the prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us or sell to us, and for us to sell to or purchase from the holders, a specified amount or number of one or more of the other securities described in this prospectus or the applicable prospectus supplement. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

As may be specified in the applicable prospectus supplement, we may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common shares or serial preferred shares, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract until a purchase contract is properly exercised.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and may contain, where applicable, the following information about your purchase contract:

•

whether the purchase contract obligates the holder to purchase from us or sell to us, or for us to sell to or purchase from the holder, purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•

the settlement date or dates on which the holder will be obligated to purchase such purchase contract properties and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	the events, if any, that will cause the company’s obligations and the obligations of the holder under the purchase contract to terminate;

•

whether the purchase contracts will be issued separately or as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor;

•

the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to the company or distributed to the holder;

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

•

the amount of the contract fee, if any, that may be payable by the company to the holder or by the holder to the company, the date or dates on which the contract fee will be payable and the extent to which the company or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Legal Owner of a Registered Security

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “—Global Securities” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend an indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The applicable prospectus supplement will identify the depositary.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s

Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security.”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered under this prospectus through agents, underwriters, or dealers, or we may sell securities directly to one or more purchasers, or through a combination of any such methods of sale. The prospectus supplement for a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to us from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such securities may be listed, and the place and time of delivery of the securities offered.

Securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (“Securities Act”), of any securities so offered and sold. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we use an underwriter or underwriters in the sale of any securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire the securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of any securities under this prospectus, we will sell such securities to the dealer, as principal. The dealer then may resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase securities may be solicited directly by us, and sales of such securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

The place and time of delivery of the applicable securities will be set forth in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement relating to the securities, certain legal matters in connection with the securities will be passed upon for Progressive by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.